Exhibit 23.1


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-00949 and 33-03983) and on Form S-3 (No. 33-52297) of Terex Corporation of our report dated June 26, 1998 appearing on Page 5 of this Amendment No. 2 to current report on Form 8-K.


Cologne, June 26, 1998

C&L TREUHAND-VEREINIGUNG
DEUTSCHE REVISION
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft